SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 22, 2002

Powder River Basin Gas Corp.

(Exact Name of Registrant as Specified in Its Charter)

Colorado	000-31945	84-1521645
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 7500, Dallas, TX 75209

(Address of Principal Executive Offices) (Zip Code)

(214) 526-5678

(Registrant's Telephone Number, Including Area Code)

P.O. Box 8717, Denver CO 80201-8717

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

A. The Registrant is issuing the following press release:

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FOR IMMEDIATE RELEASE

Powder River Basin Gas Corporation announces their new corporate address and the Resignation of their CEO.

Denver, Colorado - October 22, 2002 - Powder River Basin Gas Corp. (OTCBB:PRVB), an oil and gas exploration and development company today announced that are moving their corporate office from Colorado to Dallas. Furthermore, Alex B. Campbell, Chief Executive Officer has resigned due to personal reasons, including a critical family health matter which requires Mr. Campbell to focus his attention on his family. Gregory C. Smith, Chairman of the Board, wishes Mr. Campbell and his family all the best during this difficult time. In the interim , Mr. Smith will assume the role of President and CEO while the company begins an immediate search for a permanent replacement.

Contact: Gregory C. Smith - Chairman & CEO

(214) 526-5678 - Telephone

The above news release contains forward-looking statements. These statements are based on assumptions that management believes are reasonable based on currently available information, and include statements regarding the intent, belief or current expectations of Powder River Basin Gas Corp., and its respective management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and are subject to a wide range of business risks, external factors and uncertainties. Actual results may differ materially from those indicated by such forward-looking statements. Powder River Gas Corp. assumes no obligation to update the information contained in this press release, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Powder River Basin Gas Corp.

BY: \s\ Gregory C. Smith Chairman and CEO Dated: October 22, 2002